Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2025, in Amendment No.1 to the Registration Statement (Form F-1) and related Prospectus of NuCana plc for the registration of American Depositary Shares.

/s/ Ernst & Young LLP
Edinburgh, United Kingdom
April 29, 2025